UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 23, 2016, the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division (the “Court”) issued an order (the “Order”) granting preliminary approval to a proposed settlement entered into by Rubicon Technology, Inc. (the “Company”), the other defendants and the plaintiff in the case captioned Carolyn Piper Smithhisler Living Trust v. Parvez et al., Case No. 2015-CH-001948 (the “Action”). The settlement remains subject to final approval by the Court. A hearing to determine, among other things, whether the Court should issue an order of final approval of the settlement has been scheduled for August 1, 2016. If approved, the settlement will fully, finally and forever resolve the Action on the terms set forth in the settlement. Pursuant to the Order, any objections to the terms of the settlement must be filed in writing with the Court by at least fourteen calendar days prior to the hearing in the manner set forth in the Order. The Company’s insurance carrier is expected to cover substantially all of the settlement payments and related expenses, including legal fees.

Additional information concerning the terms of the proposed settlement, the August 1, 2016 hearing and the requirements for objections can be found in the Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference pursuant to the terms of the Order.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: May 27, 2016

	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear

4